                                    EXHIBIT 21

                          SUBSIDIARIES OF THE REGISTRANT



SUBSIDIARY                               STATE OF INCORPORATION
----------                               ----------------------

The Canton Oil & Gas Company             Ohio

Ward Lake Drilling, Inc.                 Michigan



  As of December 31, 2001 the other subsidiaries included in the registrant's consolidated financial statements, and all other subsidiaries considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary.